UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2010

Forest City Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2010, Forest City Enterprises, Inc. (the "Company") paid discretionary bonuses to the following Corporate Officers: Chief Executive Officer and President, Charles Ratner, the sum of $162,500; Executive Vice President and Chief Financial Officer, Robert O’Brien, the sum of $325,000; Executive Vice President, James Ratner, the sum of $150,000 and Executive Vice President, Ronald Ratner, the sum of $150,000. These awards were made for the participants’ critical leadership in achieving significant increases in the Company’s liquidity and improved balance sheet metrics. These include in excess of $600 million in capital market transactions, the restructuring and extension of our revolving line of credit and property sales and joint venture transactions resulting in over $250 million of increased liquidity.

Item 8.01 Other Events.

On May 21, 2010, the Company and The Bank of New York Mellon Trust Company, N.A. (the "Trustee"), entered into a First Supplemental Indenture (the "Supplemental Indenture") to that certain Indenture, dated as of October 7, 2009 (the "Original Indenture), under which the Company had previously issued its 3.625% Puttable Equity-Linked Senior Notes due October 15, 2014 (the "Notes"). The Supplemental Indenture corrects a scrivener’s error in the numerical value of the "Put Value Rate" contained in Section 13.01(a) of the Original Indenture. The corrected Put Value Rate of 68.7758 shares of Common Stock per $1000 principal amount of Notes corresponds to the previously disclosed "Put Value Price" of $14.54 per share of the Company’s Class A Common Stock and reflects the Company’s other previous public disclosures and the rate agreed with investors at the time of the Notes’ original issuance. The Notes are not currently, and have not at any time since their original issuance been, puttable under the terms of the Indenture. A copy of the Supplemental Indenture is filed as Exhibit 4.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

4.1 First Supplemental Indenture, dated as of May 21, 2010, between Forest City Enterprises, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forest City Enterprises, Inc.

May 26, 2010	By:	Robert G. O'Brien

Name: Robert G. O'Brien
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of May 21, 2010, between Forest City Enterprises, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee